    As filed with the Securities and Exchange Commission on January 13, 1997
                        Registration No. 333-__________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C., 20549

                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------


                           BENTON OIL AND GAS COMPANY
                           --------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        Delaware                                               77-0196707
----------------------------                               ------------------
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                               1145 Eugenia Place
                                    Suite 200
                          Carpinteria, California 93013
                          -----------------------------
              (ADDRESS AND ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

               Crestone Energy Corporation 1996 Stock Option Plan
               --------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                                   A.E. Benton
                             Chief Executive Officer
                           Benton Oil and Gas Company
                          1145 Eugenia Place, Suite 200
                          Carpinteria, California 93013
                                 (805) 566-5600
                       -----------------------------------
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
          Title of               Amount        Proposed Maximum       Proposed Maximum      Amount of Registration
      Securities to be            to be         Offering Price            Aggregate                  Fee
         Registered          Registered (1)      Per Share (2)       Offering Price (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share               107,571 shares         $7.00                $752,997                   $229
--------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of shares of Common Stock and other securities that may be offered or sold pursuant to the anti-dilution provisions of the Crestone Energy Corporation 1996 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, upon the basis of 107,571 shares of Common Stock exercisable at a price per share of $7.00.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by Benton Oil and Gas Company, a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

         (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995; and

         (d) The description of the Common Stock, par value $.01 per share ("Common Stock"), of Registrant contained in the Registrant's Registration Statement on Form 8-A, as amended, filed with the Commission on March 17, 1989, May 14, 1991 and May 15, 1992.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMES EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under provisions of the Certificate of Incorporation and Bylaws of the Company, each person who is or was a director or officer of the Company shall be indemnified by the Company as a matter of right to the full extent permitted or authorized by law. The effects of the Certificate of Incorporation, Bylaws and General Corporation Law of Delaware may be summarized as follows:

         (a) Under Delaware law, to the extent that such a person is successful on the merits in defense of a suit or proceeding against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

         (b) If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         (c) If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in a suit in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

         (d) The Company may not indemnify a person in respect of a proceeding described in (b) or (c) above unless it is determined that indemnification is permissible because the person has met the prescribed standard of conduct by any one of the following: (i) the Board of Directors, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (ii) if a quorum of directors not parties to the proceeding cannot be obtained, or, if obtainable but the quorum so directs, by independent legal counsel selected by the Board of Directors or the committee thereof; or (iii) by the stockholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         See the Exhibit Index on Page II-4.

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant will:

               (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                        (i) Include any additional or changed material information on the plan of distribution.

               (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carpinteria, State of California, January 13, 1997.

                           BENTON OIL AND GAS COMPANY

                           By:   /s/ A. E. Benton
                                ----------------------------------------
                                A. E. Benton, Chief Executive Officer

         The Registrant and each person whose signature appears below does hereby make, constitute and appoint A. E. Benton, Gregory S. Grabar, Jack A. Bjerke and Amy M. Shepherd, and each of them, his or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or it and in his or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their, his, her or its substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on January 13, 1997.

Signatures                              Title
----------                              -----

/s/ A. E. Benton                        Chairman of the Board, Chief Executive
-----------------------------------     Officer and Director
A. E. Benton                            (Principal Executive Officer)


/s/ Michael B. Wray                     President, Chief Financial Officer
-----------------------------------     and Director
Michael B. Wray                         (Principal Financial Officer)


/s/ Chris C. Hickok                     Vice President-Controller
-----------------------------------     (Principal Accounting Officer)
Chris C. Hickok

/s/ Bruce M. McIntyre                   Director
-----------------------------------
Bruce M. McIntyre

/s/ Richard W. Fetzner                  Director
-----------------------------------
Richard W. Fetzner

/s/ Garrett A. Garrettson               Director
-----------------------------------
Garrett A. Garrettson

                           BENTON OIL AND GAS COMPANY
               CRESTONE ENERGY CORPORATION 1996 STOCK OPTION PLAN
                                    FORM S-8

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.       Description of Exhibit
-----------       ----------------------

4.3 Crestone Energy Corporation 1996 Stock Option Plan (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-4, Registration No. 333-14291)

5.1               Opinion of Emens, Kegler, Brown, Hill & Ritter Co., L.P.A.

23.1              Consent of Emens, Kegler, Brown, Hill & Ritter Co., L.P.A.
                  (Included in Exhibit 5.1)

23.2              Consent of Deloitte & Touche LLP

24.1              Powers of Attorney
                  (Included in Signature Page)